Exhibit 99(b)

ROBBINS GELLER RUDMAN

  & DOWD LLP

SHAWN A. WILLIAMS (213113)

AELISH M. BAIG (201279)

EKATERINI M. POLYCHRONOPOULOS (284838)

Post Montgomery Center

One Montgomery Street, Suite 1800

San Francisco, CA 94104

Telephone: 415/288-4545

415/288-4534 (fax)

shawnw@rgrdlaw.com

aelishb@rgrdlaw.com

katerinap@rgrdlaw.com

– and –

TRAVIS E. DOWNS III (148274)

ELLEN GUSIKOFF STEWART (144892)

RACHEL L. JENSEN (211456)

CHRISTOPHER D. STEWART (270448)

655 West Broadway, Suite 1900

San Diego, CA 92101-3301

Telephone: 619/231-1058

619/231-7423 (fax)

travisd@rgrdlaw.com

rachelj@rgrdlaw.com

cstewart@rgrdlaw.com

Co-Lead Counsel for Plaintiff

BARRETT JOHNSTON, LLC

GEORGE E. BARRETT

DOUGLAS S. JOHNSTON, JR.

TIMOTHY L. MILES

217 Second Avenue, North

Nashville, TN 37201-1601

Telephone: 615/244-2202

615/252-3798 (fax)

gbarrett@barrettjohnston.com

djohnston@barrettjohnston.com

tmiles@barrettjohnston.com

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

CITY OF WESTLAND POLICE AND FIRE

RETIREMENT SYSTEM, Derivatively on

Behalf of WELLS FARGO & COMPANY,

Plaintiff,

vs.

JOHN G. STUMPF, et al.,

Defendants,

– and –

WELLS FARGO & COMPANY, a Delaware

corporation,

Nominal Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) )	No. 3:11-cv-02369-SI (Consolidated) NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF WELLS FARGO & COMPANY (“WELLS FARGO” OR THE “COMPANY”) AS OF APRIL 21, 2014 (THE “RECORD DATE”)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED DERIVATIVE ACTION (THE “FEDERAL ACTION”) AND A RELATED ACTION PENDING IN THE SUPERIOR COURT OF THE STATE OF CALIFORNIA FOR THE COUNTY OF SAN FRANCISCO (THE “STATE ACTION”) AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD WELLS FARGO COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE FEDERAL ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of this stockholder derivative litigation. This Notice is provided by Order of the United States District Court for the Northern District of California (the “Court”). It is not an expression of any opinion by the Court with respect to the truth of the allegations in the litigation or merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed Settlement, and your rights related thereto. The Federal Action and the State Action are collectively referred to as the “Actions.” Capitalized terms not otherwise defined shall have the definitions set forth in a written Stipulation of Settlement, dated April 21, 2014 (“Stipulation”). The Stipulation and all of the exhibits can be viewed and/or downloaded at www.wellsfargo.com.

I.	WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the Settlement of the actions styled City of Westland Police & Fire Retirement System v. Stumpf, et al., No. 3:11-cv-02369-SI (N.D. Cal.), and Montini v. Stumpf, et al., Case No. CGC-11-514467 (Cal. Supr. San Francisco). Federal Plaintiff City of Westland Police and Fire Retirement System (“City of Westland”) (on behalf of itself and derivatively on behalf of

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Wells Fargo); State Plaintiff Samuel Montini (on behalf of himself and derivatively on behalf of Wells Fargo); Settling Defendants John G. Stumpf, Howard I. Atkins, John D. Baker II, John S. Chen, Lloyd H. Dean, Susan E. Engel, Enrique Hernandez, Jr., Donald M. James, Richard D. McCormick, Mackey J. McDonald, Cynthia H. Milligan, Nicholas G. Moore, Philip J. Quigley, Judith M. Runstad, Stephen W. Sanger, Susan G. Swenson and Richard M. Kovacevich; and Nominal Defendant Wells Fargo have agreed upon terms to settle the above-referenced litigation and have signed the Stipulation setting forth those settlement terms.

On July 25, 2014, at 9:00 a.m., the Court will hold a hearing (the “Settlement Hearing”) in the Federal Action. The purpose of the Settlement Hearing is to determine: (i) whether the terms of the Settlement are fair, reasonable and adequate, including the separately negotiated amount for Plaintiffs’ Counsel’s attorneys’ fees and expenses, and should be finally approved; (ii) whether a final judgment should be entered and the Federal Action dismissed with prejudice pursuant to the Stipulation; and (iii) such other matters as may be necessary or proper under the circumstances.

II.	SUMMARY OF THE ACTIONS

A.	Commencement of the Federal Action

The Federal Action arises from Wells Fargo’s processing and filing of affidavits and loan ownership documents in home foreclosure proceedings in courts around the country. As a result of the alleged so-called “robo-signing” at Wells Fargo, the Federal Plaintiff alleges that the Federal Individual Defendants breached their fiduciary duty of loyalty owed to Wells Fargo and its stockholders.

The first shareholder derivative action addressing so-called “robo-signing” was filed on May 13, 2011, in the United States District Court for the Northern District of California (“Court”). Shortly thereafter, five additional actions were filed in this Court containing substantially similar allegations.

On August 3, 2011, after briefing and oral argument, the Court issued an order consolidating the federal derivative actions (“Federal Action”) and appointing the City of Westland as Lead Plaintiff. After the Court’s ruling on consolidation, several of the plaintiffs in the related actions not selected as lead plaintiffs voluntarily dismissed their actions.

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B.	The Motion to Dismiss the Federal Consolidated Complaint

On September 12, 2011, the Federal Plaintiff filed a Consolidated Shareholder Derivative Complaint (“Consolidated Complaint”). In the Consolidated Complaint, the Federal Plaintiff asserted claims on behalf of Wells Fargo against defendants John G. Stumpf, Howard I. Atkins, John D. Baker II, John S. Chen, Lloyd H. Dean, Susan E. Engel, Enrique Hernandez, Jr., Donald M. James, Richard D. McCormick, Mackey J. McDonald, Cynthia H. Milligan, Nicholas G. Moore, Philip J. Quigley, Judith M. Runstad, Stephen W. Sanger, and Susan G. Swenson (the “Federal Individual Defendants”) for breach of fiduciary duty, abuse of control, corporate waste, and gross mismanagement.

On October 5, 2011, the Federal Individual Defendants filed a Motion to Dismiss the Consolidated Complaint. In their dismissal motion, the Federal Individual Defendants argued, among other things, that the Consolidated Complaint failed to adequately plead that a pre-suit demand upon the Board of Directors of Wells Fargo (“Wells Fargo Board”) was futile. The Federal Individual Defendants further argued that the Consolidated Complaint failed to state any actionable claim for relief.

On November 18, 2011, the Federal Plaintiff filed an Opposition to the Motion to Dismiss the Consolidated Complaint. In the Opposition, the Federal Plaintiff argued, among other things, that particularized facts set forth in the Consolidated Complaint excused a pre-suit demand upon the Wells Fargo Board. The Federal Plaintiff also argued that the facts alleged stated claims for relief against each Federal Individual Defendants.

On February 9, 2012, the Court, after hearing oral argument, issued an Order Granting In Part and Denying In Part the Motion to Dismiss the Consolidated Complaint. The Court denied the Federal Individual Defendants’ Motion to Dismiss the first claim for relief for fiduciary duty of loyalty; granted the Motion to Dismiss as to the fourth claim for relief for corporate waste with leave to amend; and granted the Motion to Dismiss as to the second and third claims for relief for abuse of control and gross mismanagement without leave to amend.

On February 24, 2012, the Federal Plaintiff filed an Amended Shareholder Derivative Complaint (“Amended Complaint”). In the Amended Complaint, the Federal Plaintiff removed the

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claims for relief for abuse of control and gross mismanagement and did not attempt to re-plead the claim for relief for corporate waste. As a result, the sole remaining claim for relief in the Federal Action is for breach of fiduciary duty of loyalty against each of the Federal Individual Defendants. The Federal Individual Defendants answered the Amended Complaint on April 16, 2012, denying that they breached their fiduciary duty and asserting a number of affirmative defenses.

C.	The Federal Individual Defendants’ Motion to Bifurcate

On April 13, 2012, the Federal Individual Defendants filed a Motion to Bifurcate Discovery. In the bifurcation motion, the Federal Individual Defendants argued, among other things, that discovery should proceed in two phases. The first phase of discovery, according to the Federal Individual Defendants, should be directed to the issue of demand futility. Then, after discovery has closed in the first phase, the Federal Individual Defendants could bring a motion for summary judgment on the demand futility issues. If the Court found a triable issue of fact on demand futility, the second phase of discovery on all issues in the Amended Complaint would then proceed.

On April 27, 2012, the Federal Plaintiff filed an Opposition to the Motion to Bifurcate. In the Opposition, the Federal Plaintiff argued, among other things, that the Federal Individual Defendants lacked standing to re-litigate the issue of demand futility. In the current posture of the case, the Federal Plaintiff further argued, only a properly constituted Special Litigation Committee possessed the right to attempt to regain control of the derivative claims. The Federal Plaintiff also argued that bifurcating discovery into two phases would cause confusion and delay, and waste scarce judicial resources.

On May 17, 2012, after considering the briefing, the Court issued an Order Denying the Motion to Bifurcate Discovery, but finding that the Federal Individual Defendants could bring a motion for summary judgment on demand futility.

D.	Discovery and Pre-Trial Proceedings

After the Court’s ruling on the Motion to Dismiss, the parties to the Federal Action pursued discovery related to the claim in the Amended Complaint. On March 21, 2012 and April 4, 2012, respectively, the Federal Plaintiff served Requests for Documents and Interrogatories on the Federal Individual Defendants and Wells Fargo. After analyzing the Federal Individual Defendants’ and

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Well Fargo’s responses and document productions, on November 8, 2012, the Federal Plaintiff served additional Requests for Documents on Wells Fargo, and on November 9, 2012, served Requests for Admissions on the Federal Individual Defendants. On March 29, 2012, the Federal Plaintiff also Noticed the Deposition of Wells Fargo pursuant to Fed. R. Civ. P. 30(b)(6), which took place on September 25, 2012 and September 27, 2012.

On April 20, 2012, the Federal Individual Defendants and Wells Fargo responded to the Federal Plaintiff’s Requests for Documents, objecting on grounds that, among other things, the requests for documents were overly broad, unduly burdensome and irrelevant. On May 4, 2012, the Federal Individual Defendants and Wells Fargo responded to the Federal Plaintiff’s Interrogatories, objecting on grounds that, among other things, the Interrogatories were overly broad, unduly burdensome and premature.

On January 6, 2014, Wells Fargo responded to the Federal Plaintiff’s Second Request for Documents, objecting on grounds that, among other things, the requests for documents were overly broad, unduly burdensome and beyond the scope of permissible discovery. On January 6, 2014, the Federal Individual Defendants served objections to the Federal Plaintiff’s Requests for Admissions, objecting on grounds that, among other things, the requests for admissions were overly broad, unduly burdensome and premature.

On June 28, 2012, the Federal Individual Defendants served Requests for Documents and Interrogatories on the Federal Plaintiff, to which the Federal Plaintiff responded on July 30, 2012.

Upon the receipt of discovery responses, the Federal Plaintiff, the Federal Individual Defendants and/or Wells Fargo met and conferred extensively regarding objections to the requested discovery. The meet and confer process resolved many of the parties’ discovery disputes. As a result, Wells Fargo and the Federal Individual Defendants produced approximately 34,194 pages of documents. As to the remaining discovery disputes, between July 2, 2012 and December 11, 2012, the Federal Plaintiff, the Federal Individual Defendants and/or Wells Fargo filed several “Discovery Letters” with the Court seeking judicial intervention to resolve disputes regarding, among other things, the scope of discovery and the timeliness of production.

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E.	The State Action

On September 21, 2011, the State Plaintiff commenced the State Action by filing a derivative complaint in the Superior Court of California for the County of San Francisco (“State Complaint”).1 In the State Complaint, the State Plaintiff alleged that defendants John G. Stumpf, Howard I. Atkins, John D. Baker II, John S. Chen, Lloyd H. Dean, Susan E. Engel, Enrique Hernandez, Jr., Donald M. James, Richard D. McCormick, Mackey J. McDonald, Cynthia H. Milligan, Nicholas G. Moore, Philip J. Quigley, Judith M. Runstad, Stephen W. Sanger, Susan G. Swenson, and Richard M. Kovacevich (together, the “State Individual Defendants”) caused and/or permitted Wells Fargo to execute home foreclosure affidavits without verifying the truth of the information contained within those documents.

On November 15, 2011, the State Individual Defendants and Wells Fargo filed a Demurrer to the State Complaint. In the Demurrer, the State Individual Defendants and Wells Fargo argued, among other things, that the State Plaintiff had not properly pled demand futility with particularity as required by Delaware law. On February 16, 2012, the State Plaintiff filed an Opposition to the Demurrer. In the Opposition, the State Plaintiff argued that the State Complaint stated actionable claims. After oral argument, on May 11, 2012, the State Court issued an order sustaining the Demurrer as to all causes of action in the State Complaint with leave to amend.

On July 13, 2012, the State Plaintiff filed a First Amended Complaint (“Amended State Complaint”). On August 8, 2012, the State Individual Defendants and Wells Fargo filed a Demurrer to the Amended State Complaint, which the State Plaintiff opposed on September 7, 2012. After oral argument, on January 18, 2013, the State Court issued an Order sustaining the Demurrer with leave to amend as to the cause of action for breach of fiduciary duty and with prejudice as to the remaining causes of action.

On January 9, 2014, State Plaintiff filed the Second Amended State Complaint. In light of the agreement-in-principle to resolve the Actions, the parties to the State Action agreed to stay that action.

1        The action was captioned Montini v. Stumpf, et al., Case No. CGC-11-514467, filed in the Superior Court of California, County of San Francisco.

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F.	Settlement Negotiations

On December 21, 2012, after preliminary discussions between the parties to the Federal Action regarding possible resolution of the claims, the Settling Parties agreed to pursue formal mediation.

Towards that end, between December 2012 and January 2014, representatives for all of the parties to the Actions engaged in a formal mediation process before the Honorable Layn R. Phillips, United States District Judge (Ret.). On March 4, 2013 and March 25, 2013, the Settling Parties attended full day mediation sessions presided over by Judge Phillips.

Additional mediation discussions between the Settling Parties took place between and after the in-person mediation sessions. However, these settlement negotiations failed to produce a resolution of the Actions. Ultimately, in early January 2014, Judge Phillips issued a Mediator’s Proposal to resolve the derivative claims. Thereafter, on January 16, 2014, the Settling Parties each separately agreed to the Mediator’s Proposal and reached agreement on the material terms of the Settlement.

G.	Board of Directors’ Approval of the Settlement Upon Recommendation of Independent Non-Defendant Outside Directors

On January 28, 2014, the Independent Non-Defendant Outside Directors of the Wells Fargo Board, in exercising their business judgment, unanimously approved the Settlement and each of its terms, as set forth in the Stipulation, as in the best interest of Wells Fargo and its stockholders.

III.	TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The principal terms, conditions and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and is available at www.wellsfargo.com.

In connection with the prosecution and settlement of the Actions, Settling Defendants acknowledge and agree that the Actions filed by the Plaintiffs precipitated and were a material factor in the adoption and funding for the reforms set forth below.

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Down Payment Assistance: Wells Fargo Bank shall seek to enhance its reputation among communities hard hit by foreclosures and declines in real estate values by funding down payment assistance to homebuyers in those certain communities. Wells Fargo anticipates entering into an agreement for the administration of this project with NeighborWorks America, a national nonprofit organization which has experience in providing financial support, technical assistance and training for community-based revitalization or with an equivalent agency mutually acceptable to the parties. The Wells Fargo program – to be called “Community Lift” – or a similarly descriptive term – shall provide individual grants to assist with down payments to eligible buyers, including first time homebuyers or persons who are not currently homeowners, who earn 120% or less than the area median income. The grants shall be available only for owner-occupied homes and will be made in the form of a forgivable 5-year loan from the non-profit to the homebuyer requiring only that the recipient continue to occupy the premises. There shall be no requirement that any loan on the property purchased by a grantee be made through Wells Fargo.

The program shall be launched through community events publicized by purchased media (print and radio), Wells Fargo’s website, bank store promotions, media conferences, coordination with local government, and other forms of local outreach. The launch event shall allow for pre-approval for down payment assistance on site and sign-ups for home buying and down payment assistance education, and presentations of affordable homes.

Wells Fargo shall commit no less than $36.5 million to the program, including $7,500,000 within the Stockton/Modesto/Fresno Metropolitan Statistical Area (“MSA”); $4,750,000 in the Bakersfield, California MSA; $5,250,000 in the Detroit, Michigan MSA; $4,750,000 in the Albuquerque, New Mexico MSA; $4,750,000 in Virginia Beach, Virginia MSA; $4,750,000 in the St. Louis, Missouri MSA; and $4,750,000 in the New Haven, Connecticut MSA with $650,000 in each market allocated to the costs and expenses for launching the program in that market and the remainder granted to the local NeighborWorks affiliate, which will use a portion of the funds from Wells Fargo to administer the program and the remainder for grants to homebuyers. The individual grant size is expected to be $15,000, with final grant amounts based on Wells Fargo’s then-current assessment of the most effective level of assistance.

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Wells Fargo shall launch the program in each market by December 31, 2015, and expects that the down payment assistance funds will be fully utilized by grants to homebuyers within two years of the launch in each market.

Credit Counseling Services: Wells Fargo shall commit no less than $6 million to provide counseling to Wells Fargo customers experiencing mortgage payment challenges, none of which will include Wells Fargo’s costs of administration of the program. The counseling will be provided across the country through a network of local, HUD-certified, non-profit housing counselors who will, at no customer cost, help customers with credit-related needs, including creating a budget, managing debt, understanding housing opportunities and options to prevent and recover from foreclosure, and finding ways to maintain financial health. The program’s availability shall be marketed to customers who are delinquent in their debt by direct mail from Wells Fargo, by Home Preservation Workshops set up by the non-profits and/or Wells Fargo, and directly by the non-profit organizations through their own marketing efforts.

Home Loan Mortgage Integration: Wells Fargo’s residential mortgage servicing systems of records are used to enable Wells Fargo to perform its obligations as servicer of residential mortgages, including default and foreclosure services and interfacing with borrowers and investors who own the mortgages being serviced. These systems are critical to the proper execution of the Company’s foreclosure procedures. Wells Fargo shall consolidate and integrate its residential mortgage servicing systems of record into a unified Wells Fargo Home Mortgage servicing platform in order to enhance the functionality of these systems. This platform integration will unify the residential mortgage loan servicing portfolios of Wells Fargo Financial, Wells Fargo Home Mortgage and the legacy Wachovia/Golden West residential mortgage platform.

The consolidation and integration of these residential mortgage servicing systems of record into a unified Wells Fargo Home Mortgage servicing platform will substantially benefit the Company by enhancing Wells Fargo’s ability to provide services to borrowers, by eliminating the risk of inconsistent operating processes and by enhancing compliance with applicable rules and regulations.

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Wells Fargo believes that the value of the unification of the servicing platforms will significantly exceed the costs of the integration. It estimates, based upon analytical and technical review performed with input from outside consultants, that the cost of this platform integration will exceed $24.5 million. Although its schedule of completion could be negatively impacted by external factors beyond its control, such as regulatory requirements or changes in applicable laws and regulations, Wells Fargo expects to have its integrated servicing platform in place by approximately June, 2015 with two of the three loan portfolios; the third portfolio is expected to transfer to the new platform by approximately December, 2015. Should the schedule require alteration as a result of any such external and/or unanticipated factors, counsel for Wells Fargo will promptly notify Judge Ware and counsel for Plaintiffs.

Monitoring and Dispute Resolution: Beginning six (6) months after final approval of the Settlement by the Court, Wells Fargo shall submit semi-annual written progress reports describing the distribution and effectiveness of the funds available under the down payment assistance and credit counseling programs described above, including the number of grants made, customers counseled, homes purchased, and amounts expended by Wells Fargo. On the same timetable, Wells Fargo shall submit a progress report pertaining to the status of the mortgage platform integration described above. The progress reports shall be delivered to the Plaintiffs’ designated representative and to the Honorable James Ware, United States District Judge (Ret.), who shall review the reports and, at his discretion, address questions to counsel or the parties or seek additional materials, in order to determine if Wells Fargo’s obligations hereunder are being met in a timely fashion.

Should any disputes arise between Plaintiffs and Wells Fargo regarding compliance with the terms of the Settlement, including the distribution, effectiveness and/or timeliness of the down payment assistance, credit counseling and/or mortgage platform integration based on the information provided by Wells Fargo in the above-referenced reports, Plaintiffs and Wells Fargo shall first submit such dispute(s) to Judge Ware for resolution by mediation. Should mediation fail to resolve the dispute(s), either of the parties may seek relief from the Court, which will retain jurisdiction over this matter solely for this purpose. The fees and costs of Judge Ware’s monitoring and dispute resolution services will be split equally between Plaintiffs and Wells Fargo.

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Stockholder Proposals: The following policy to evaluate stockholder proposals shall be adopted by the Wells Fargo Board at the next regularly scheduled meeting of the Wells Fargo Board following final approval of the Settlement by the Court, provided that such meeting is not earlier than 30 days after approval by the Court; such policy shall remain in place for a period of at least four (4) years.

No later than the last day of the month in which stockholder proposals are due, the Company shall distribute to the entire Wells Fargo Board all proposals received by the Company. After the distribution to the Wells Fargo Board, and before the making of any recommendation to the Wells Fargo Board or any of its members concerning a response, approval or disapproval, Wells Fargo’s law department and senior management shall discuss with the Lead Director and Chair of any Wells Fargo Board committee responsible for oversight of the subject matter of the proposal, if applicable, the financial, legal, practical and social implications of approval and implementation of the proposal.

Where a stockholder proposal has been made by any stockholder holding at least 0.5% of the Company’s outstanding shares as of the Company’s last-filed Form 10-Q or 10-K, the Company shall timely contact the proponent of the proposal to arrange a teleconference or an in person meeting to discuss the proposal and its financial, legal, social and practical implications. If the proponent agrees to a meeting or teleconference, the Lead Director and/or Chair of any Wells Fargo Board committee responsible for the oversight of the subject matter of the proposal shall attend.

Wells Fargo’s law department and senior management, with the authorization of the Lead Director or the Chair of any Wells Fargo Board committee responsible for oversight of the subject matter of the proposal may prepare a response to the shareholder proposal and/or submit a no-action request to the Securities and Exchange Commission (“SEC”) pursuant to Securities Exchange Act of 1934 §14, and SEC Rule 14a-8, promulgated thereunder.

Before the filing of a proxy statement, which makes a recommendation concerning any stockholder proposal, a draft of the recommendation shall be reviewed and approved by the Wells Fargo Board.

The Wells Fargo Board is authorized at its discretion to engage outside counsel or other advisors to assist in their review of any shareholder proposal at the expense of the Company.

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Stock Pledges: The following policy establishing a ban on stock pledges shall be adopted by the Wells Fargo Board at the next regularly scheduled meeting of the Wells Fargo Board following final approval of the Settlement by the Court, provided that such meeting is not earlier than 30 days after approval by the Court; such policy shall remain in place for a period of at least four (4) years.

No member of the Wells Fargo Board may pledge their equity securities of the Company in connection with a margin or similar loan transaction.

Wells Fargo, by and through the Independent Non-Defendant Outside Directors, acknowledges and agrees that corporate governance enhancements identified herein confer a substantial benefit to Wells Fargo and its stockholders as part of the settlement of the Federal Action and the State Action.

IV.	PLAINTIFFS’ COUNSEL’S SEPARATELY NEGOTIATED ATTORNEYS’ FEES AND EXPENSES

After negotiating the principle terms of the Settlement, Lead Settlement Counsel and Wells Fargo, by and through its Independent Non-Defendant Outside Directors, with the assistance of the mediator, the Honorable Layn R. Phillips (Ret.), negotiated the attorneys’ fees and expenses that Wells Fargo would pay to Plaintiffs’ Counsel, subject to Court approval. As a result of these negotiations, and in light of the substantial benefit conferred, Wells Fargo agreed to pay $16,000,000 to Plaintiffs’ Counsel for their fees and expenses (“Fee and Expense Award”). The Fee and Expense Award includes fees and expenses incurred by Plaintiffs’ Counsel in connection with the prosecution and settlement of the litigation. To date, Plaintiffs’ Counsel have not received any payments for their efforts on behalf of Wells Fargo stockholders. The Fee and Expense Award will compensate Plaintiffs’ Counsel for the results achieved in the litigation.

V.	REASONS FOR THE SETTLEMENT

The Settling Parties have determined that it is desirable and beneficial that the Actions, and all of their disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation and Plaintiffs’ Counsel believe that the Settlement is in the best interests of the Settling Parties, Wells Fargo and its stockholders.

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A.	Why Did the Settling Defendants Agree to Settle?

The Settling Defendants have denied and continue to deny each and every one of the claims and contentions alleged by the Plaintiffs in the Actions. The Settling Defendants expressly have denied and continue to deny all allegations of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged in the Actions, and contend that many of the factual allegations in the Actions are untrue and materially inaccurate. The Settling Defendants have denied and continue to deny that they breached their fiduciary duties or any other duty owed to Wells Fargo or its stockholders, or that Plaintiffs, Wells Fargo or its stockholders have suffered any damages or were harmed by the conduct alleged in the Actions or otherwise. The Settling Defendants have further asserted and continue to assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the bests interests of Wells Fargo and its stockholders. Pursuant to the terms set forth therein, the Stipulation shall in no event be construed as or deemed to be evidence of an admission or concession by any of the Settling Defendants with respect to any claim of fault, liability, wrongdoing or damage whatsoever.

Nonetheless, the Settling Defendants also have taken into account the expense, uncertainty and risks inherent in any litigation, especially in complex cases like the Actions. Therefore, the Settling Defendants have determined that it is desirable and beneficial that the Actions, and all of the Settling Parties’ disputes relating thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.

B.	Why Did Plaintiffs Agree to Settle?

Plaintiffs and their counsel believe that the claims asserted in the Actions have merit. However, Plaintiffs and their counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Actions against the Settling Defendants through trial and appeal. Plaintiffs and their counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs and their counsel also are mindful of the inherent problems of proof of, and possible defenses to, the violations asserted in the Actions. Based on Plaintiffs’ and their counsel’s understanding of the facts, Plaintiffs and their counsel believe the

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Settlement provides an outstanding recovery based on the alleged conduct of the Settling Defendants. Based on their evaluation, Plaintiffs and their counsel have determined that the Settlement set forth in the Stipulation is in the best interests of Wells Fargo.

VI.	SETTLEMENT HEARING

On July 25, 2014, 2014, at 9:00 a.m., the Court will hold the Settlement Hearing at 450 Golden Gate Avenue, San Francisco, California 94102. At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable and adequate and thus should be finally approved, whether the separately negotiated Fee and Expense Award should be approved and whether the Federal Action should be dismissed with prejudice pursuant to the Stipulation.

Pending determination of whether the Settlement should be approved, no Wells Fargo stockholder, either directly, representatively, derivatively or in any other capacity, shall commence or prosecute against any of the Released Persons, any action or proceeding in any court, administrative agency or other tribunal asserting any of the Released Claims.

VII.	RIGHT TO ATTEND SETTLEMENT HEARING

Any current Wells Fargo stockholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing date or time without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. CURRENT WELLS FARGO STOCKHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

VIII.	RIGHT TO OBJECT TO THE PROPOSED DERIVATIVE SETTLEMENT AND PROCEDURES FOR DOING SO

Any current Wells Fargo stockholder may appear and show cause, if he, she or it has any reason why the Settlement of the Actions should not be approved as fair, reasonable and adequate, or why a judgment should not be entered thereon, or why separately negotiated attorneys’ fees and expenses should not be approved. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

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A.	You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1.            Your name, legal address, and telephone number;

2.            Proof of being a Wells Fargo stockholder as of the Record Date;

3.            The date(s) you acquired your Wells Fargo shares;

4.            A statement of your position with respect to the matters to be heard at the Settlement Hearing, including a statement of each objection being made;

5.            Notice of whether you intend to appear at the Settlement Hearing (this is not required if you have lodged your objection with the Court); and

6.            Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.

The Court may not consider any objection that does not substantially comply with these requirements.

B.	You Must Timely Deliver Written Objections to the Court and Counsel for Plaintiffs, Defendants and Wells Fargo

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN JULY 7, 2014. The Court Clerk’s address is:

Clerk of the Court

United States District Court

Northern District of California

450 Golden Gate Avenue

San Francisco, CA 94102

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO COUNSEL FOR PLAINTIFFS, DEFENDANTS AND WELLS FARGO SO THEY ARE RECEIVED NO LATER THAN JULY 7, 2014. Counsel’s addresses are:

Counsel for Federal Plaintiff:

Ellen Gusikoff Stewart

ROBBINS GELLER RUDMAN

    & DOWD LLP 655

West Broadway, Suite 1900

San Diego, CA 92101

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Counsel for State Plaintiff:

Shane P. Sanders

ROBBINS ARROYO LLP

600 B Street, Suite 1900

San Diego, CA 92101

Counsel for Nominal Defendant Wells Fargo:

Barbara H. Wright

WELLS FARGO & COMPANY

One Wells Fargo Center

32nd Floor, D1053-300

Charlotte, NC 28202

Counsel for Defendants John G. Stumpf, Howard I. Atkins, John D. Baker II, John S. Chen, Lloyd H. Dean, Susan E. Engel, Enrique Hernandez, Jr., Donald M. James, Richard D. McCormick, Mackey J. McDonald, Cynthia H. Milligan, Nicholas G. Moore, Philip J. Quigley, Judith M. Runstad, Steven W. Sanger and Susan G. Swenson:

Gilbert R. Serota

ARNOLD & PORTER LLP

Three Embarcadero Center, 7th Floor

San Francisco, CA 94111-4024

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to counsel for Plaintiffs, the Defendants and Wells Fargo.

Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement as incorporated in the Stipulation or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, and, unless otherwise ordered by the Court, shall be bound by the Judgment to be entered and the releases to be given.

IX.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Actions or the Settlement contained in the Stipulation.

You may inspect the Stipulation and other papers in the Federal Action at the United States District Clerk’s office at any time during regular business hours of each business day. The Clerk’s office is located at the United States District Court for the Northern District of California, 450 Golden Gate Avenue, San Francisco, California 94102. However, you must appear in person to

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inspect these documents. The Clerk’s office will not mail copies to you. You may also view and download the Stipulation at www.wellsfargo.com.

If you have any questions about matters in this Notice you may contact by telephone at 1-800-449-4900 or in writing Rick Nelson, c/o Shareholder Relations, Robbins Geller Rudman & Dowd LLP, 655 West Broadway, Suite 1900, San Diego, CA 92101.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE.

DATED May 9, 2014	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF CALIFORNIA

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